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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        December 24, 1998
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                                    COHR Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                   0-27506                   95-4559155
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  (State or Other Jurisdiction       (Commission               (IRS Employer
         of Incorporation)           File Number)            Identification No.)


  21540 Plummer Street, Chatsworth, California                      91311
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code        (818) 773-2647
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                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)



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[1.wpd]
ITEM 1.  Changes in Control of Registrant

         On December 24, 1998, COHR Inc. (the "Company") and TCF Acquisition Corporation, a Delaware corporation ("TCF Acquisition"), entered into a Plan and Agreement of Merger (the "Agreement"). TCF Acquisition is a wholly-owned subsidiary of Three Cities Fund II, L.P. and Three Cities Offshore II, C.V. (the "Three Cities Funds"). Pursuant to the Agreement, TCF Acquisition has purchased approximately 48% of the outstanding common stock in the Company at a price of $5.125 per share from two major shareholders, and, as disclosed in a Tender Offer Statement on Schedule 14D-1 dated January 4, 1999, has offered to purchase all of the remaining outstanding common stock at a price of $5.375 per share in cash. The tender offer is not subject to financing.

         The Agreement also provides that the tender offer price will be increased to $6.375 per share if the Company settles certain existing shareholder litigation on a basis which will not require the Company to pay more than $3.0 million, net of any insurance proceeds. Such increase will take effect if the Company obtains a preliminary court order approving the settlement of such litigation within 120 days of the commencement of the tender offer (subject to extension to 210 days if a definitive settlement agreement is reached within 120 days).

         The Agreement also provides for the subsequent merger of TCF Acquisition with and into the Company (the "Merger") under certain circumstances. In the Merger, each share of the Company's common stock outstanding at the Effective Time (as defined in the Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive, without interest, $5.375 per share (or $6.375 if the aforementioned shareholder suits are settled on the aforementioned terms).

         The Board of Directors of the Company (the "Board") has unanimously approved the Agreement and the Merger and has recommended that the Company's shareholders accept the tender offer.

         As part of the transaction, Three Cities Research Inc., parent of the Three Cities Funds, was granted the right to appoint two new directors to the Board.



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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

          2.1 Plan and Agreement of Merger, dated December 24, 1998, between COHR Inc. and TCF Acquisition Corporation

         99.1     Press Release of COHR Inc., dated November 23, 1998



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        COHR Inc.
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                                                      (Registrant)


                                       By: /s/ RAYMOND E. LIST
                                           -------------------------------------
                                           Raymond E. List
                                           President and Chief Executive Officer

Date:  January 4, 1999



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